Exhibit 99.1

Argo Group Reports Third Quarter 2023 Results

 Focused On Optimizing Business For Profitable Growth

•
Pending merger with Brookfield Reinsurance: The parties have received a majority of the required regulatory approvals. The merger agreement outside date for completing the transaction has been automatically extended from today to February 8, 2024, pursuant to the terms of the merger agreement, as all conditions to closing are satisfied other than receipt of the remaining required regulatory approvals. Both companies remain committed to closing the transaction as expeditiously as possible, and expect the transaction to close in 2023, subject to receipt of the remaining required regulatory approvals.

Hamilton, Bermuda - November 8, 2023 - Argo Group International Holdings, Ltd. (NYSE: ARGO) ("Argo" or the "company") today announced financial results for the three and nine months ended September 30, 2023.

($ in millions, except per share data)	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Net loss attributable to common shareholders	$(49.5)	$(51.4)	$(86.4)	$(73.9)
Per diluted common share	$(1.41)	$(1.47)	$(2.46)	$(2.11)

Operating (loss) income earnings	$(21.1)	$15.5	$(32.7)	$89.8
Per diluted common share	$(0.60)	$0.44	$(0.93)	$2.57

Annualized return on average common shareholders' equity	(18.7)%	(16.5)%	(10.9)%	(7.1)%

Annualized operating return on average common shareholders' equity	(8.0)%	5.0%	(4.1)%	8.6%

"We were pleased to receive a majority of the required regulatory approvals for the merger with Brookfield Reinsurance," said Argo Executive Chairman and Chief Executive Officer, Thomas A. Bradley. "As we wait to receive the remaining required regulatory approvals, we continue to work diligently with Brookfield Reinsurance on integration planning and anticipate an orderly transition for our customers and business partners once the transaction is completed.

"Argo's third quarter performance benefited from disciplined expense management and increased investment returns. We are encouraged by the progress of our ongoing efforts to optimize the business to deliver improved profitability moving forward and believe the company is well positioned to capitalize on its enhanced future growth prospects as part of Brookfield Reinsurance."

Consolidated Highlights

($ in millions)	Three Months Ended September 30,		Q/Q	Nine Months Ended September 30,		Y/Y
	2023	2022	Change	2023	2022	Change

Gross written premiums	$528.3	$750.9	-29.6%	$1,686.9	$2,203.6	-23.4%
Net written premiums	348.0	505.2	-31.1%	1,032.8	1,414.8	-27.0%

Net earned premiums	$342.7	$455.0	-24.7%	$1,062.5	$1,389.9	-23.6%
Loss and loss adjustment expenses	280.9	298.8	-6.0%	806.9	858.4	-6.0%
Acquisition expenses	52.4	77.2	-32.1%	165.3	237.6	-30.4%
General and administrative expenses	63.7	83.8	-24.0%	198.7	257.3	-22.8%
Underwriting income (loss)	$(54.3)	$(4.8)	NM	$(108.4)	$36.6	NM

Net investment income	$40.4	$34.0	18.8%	$102.9	$100.9	2.0%

Loss ratio	82.0%	65.7%	16.3 pts	75.9%	61.8%	14.1 pts
Acquisition expense ratio	15.3%	17.0%	-1.7 pts	15.6%	17.1%	-1.5 pts
General and administrative expense ratio	18.5%	18.4%	0.1 pts	18.7%	18.5%	0.2 pts
Expense ratio	33.8%	35.4%	-1.6 pts	34.3%	35.6%	-1.3 pts
Combined ratio	115.8%	101.1%	14.7 pts	110.2%	97.4%	12.8 pts
CAY ex-CAT loss ratio	59.9%	58.0%	1.9 pts	61.0%	57.0%	4.0 pts

Third Quarter 2023 Results - Consolidated

(All comparisons vs. third quarter 2022, unless noted otherwise)

On February 3, 2023, the company completed the previously announced sale of Argo Underwriting Agency Limited and its Lloyd's Syndicate 1200 to Westfield. The financial highlights in this release include results for Argo Underwriting Agency Limited and its Lloyd’s Syndicate 1200 up to the closing date.

Premiums

Gross written premiums of $528.3 million decreased $222.6 million, or 29.6%, primarily due to businesses the company has sold and exited.

•
Gross written premiums within the company’s ongoing business[1] decreased approximately 9.1% from the prior year third quarter, primarily due to proactive actions taken in certain lines to prioritize improving profitability, partially offset by growth in several other businesses.

Earned premiums of $342.7 million decreased $112.3 million, or 24.7%.

•	Earned premiums increased approximately 0.5% within the company’s ongoing business reflecting business mix shift towards lines of business where the company retains more risk.

1 Ongoing business excludes the following businesses the company is exiting, plans to exit, or have sold, including Contract Binding P&C which was sold in October 2021, U.S. Specialty Property which the company exited in December 2021, Argo Seguros Brasil which was sold in February 2022, ArgoGlobal Holdings (Malta) which was sold in June 2022, Lloyd's Syndicate 1200 which was sold in February 2023, Italy, and the U.S. grocery and retail business, and certain program business.

Underwriting

The combined ratio of 115.8% increased 14.7 percentage points, driven by a higher loss ratio.

The loss ratio of 82.0% increased 16.3 percentage points, compared to 65.7% for the prior year third quarter.

•	The current accident year, excluding catastrophes ("CAY ex-CAT") loss ratio of 59.9% increased 1.9 percentage points.

•
Total catastrophe losses were $24.7 million or 7.2 percentage points on the loss ratio. In comparison, catastrophe losses in the prior year third quarter were $23.4 million or 5.1 percentage points on the loss ratio.

•
Net adverse prior year reserve development was $51.0 million, or 14.9 percentage points on the loss ratio. In comparison, net adverse prior year reserve development in the third quarter 2022 was $11.9 million, or 2.6 percentage points on the loss ratio.

The CAY ex-CAT combined ratio of 93.7% increased 0.3 percentage points from the prior year third quarter.

Expenses

The expense ratio of 33.8% improved 1.6 percentage points. This improvement was driven by the change in business mix resulting from the sale of Argo Underwriting Agency Limited and its Lloyd's Syndicate 1200.

Investment Income

Net investment income of $40.4 million increased by $6.4 million or 18.8% from the prior year third quarter. The increase was driven by higher interest rates and improved returns on alternative investments. The company continues to hold a high quality, relatively short duration portfolio with an average credit quality of AA- and an average duration of 2.2 years including cash and cash equivalents.

Earnings

Net loss attributable to common shareholders was $49.5 million, or $1.41 per diluted share, for the third quarter 2023, compared to a net loss attributable to common shareholders of $51.4 million, or $1.47 per diluted share for the third quarter 2022. The annualized return on average common shareholders' equity was (18.7%), compared to (16.5%) in the prior year third quarter.

•
The net loss attributable to common shareholders in the third quarter 2023 included pre-tax net realized investment and other losses of $4.7 million, compared to $44.7 million of pre-tax net realized investment and other losses in the prior year third quarter.

•
The net loss attributable to common shareholders in the third quarter 2023 included $5.1 million of non-operating expenses, which were mainly attributable to non-operating legal fees for the company's pending merger with Brookfield Reinsurance. In comparison, the prior year third quarter reported $11.0 million in non-operating expenses which were primarily driven by non-operating legal and advisory fees.

•
In addition, the effective tax rate, calculated as the income tax provision divided by income before taxes, was (60.1%), compared to 7.6% in the prior year quarter. The effective tax rate in the third quarter 2023 reflects tax exposure related to the company's sharing of risk across its U.S. and Bermuda operations. Excluding this tax exposure, the effective tax rate for the third quarter 2023 was more aligned with statutory tax rates.

Operating loss for the third quarter 2023 was $21.1 million or $0.60 per diluted common share, compared to operating earnings of $15.5 million or $0.44 per diluted common share. The annualized operating return on average common shareholders' equity was (8.0%), compared to 5.0% in the third quarter 2022.

Shareholders' Equity

Book value per common share was $29.18 as of September 30, 2023, a decrease of 6.1% from $31.06 at year-end 2022.

U.S. Operations Highlights

($ in millions)	Three Months Ended September 30,		Q/Q	Nine Months Ended September 30,		Y/Y
	2023	2022	Change	2023	2022	Change

Gross written premiums	$462.9	$500.4	-7.5%	$1,356.2	$1,476.7	-8.2%
Net written premiums	319.3	354.0	-9.8%	905.5	998.8	-9.3%

Earned premiums	$314.1	$329.3	-4.6%	$950.9	$998.5	-4.8%
Loss and loss adjustment expenses	246.9	217.0	13.8%	716.0	625.7	14.4%
Acquisition expenses	56.2	55.8	0.7%	167.1	164.7	1.5%
General and administrative expenses	48.4	47.2	2.5%	151.5	148.1	2.3%
Underwriting income (loss)	$(37.4)	$9.3	NM	$(83.7)	$60.0	NM

Loss ratio	78.6%	65.9%	12.7 pts	75.3%	62.7%	12.6 pts
Acquisition expense ratio	17.9%	16.9%	1.0 pts	17.6%	16.5%	1.1 pts
General and administrative expense ratio	15.4%	14.4%	1.0 pts	15.9%	14.8%	1.1 pts
Expense ratio	33.3%	31.3%	2.0 pts	33.5%	31.3%	2.2 pts
Combined ratio	111.9%	97.2%	14.7 pts	108.8%	94.0%	14.8 pts
CAY ex-CAT loss ratio	59.3%	59.7%	-0.4 pts	61.5%	59.0%	2.5 pts

Third Quarter 2023 Results - U.S. Operations

(All comparisons vs. third quarter 2022, unless noted otherwise)

Premiums

U.S. Operations gross written premiums of $462.9 million decreased $37.5 million, or 7.5%, primarily due to proactive actions taken in certain lines to prioritize improving profitability, partially offset by growth in several other businesses.

•	While the company experienced low double-digit rate decreases in its commercial D&O business, the remaining portfolio achieved rate increases in the mid-single digits.

Earned premiums of $314.1 million decreased $15.2 million, or 4.6%. Within the company’s U.S. ongoing business2  earned premiums decreased approximately 1.4%.

Underwriting

The loss ratio of 78.6% increased 12.7 percentage points, compared to the prior year third quarter.

•	The CAY ex-CAT loss ratio of 59.3% improved 0.4 percentage points, compared to 59.7% in the prior year third quarter.

•
Catastrophe losses were $14.0 million, or 4.5 percentage points on the loss ratio, compared to $4.2 million or 1.3 percentage points on the loss ratio in the prior year third quarter. Catastrophe losses in the third quarter 2023 were mainly due to Tropical Storm Ophelia, Hurricane Idalia, and other U.S. storms.

•
Net adverse prior year reserve development was $46.6 million or 14.8 percentage points on the loss ratio. In comparison, net adverse development in the prior year third quarter was $16.2 million, or 4.9 percentage points on the loss ratio. The adverse development in the third quarter 2023 was primarily attributable to businesses the company has exited and unfavorable loss experience in professional lines.

Expenses

The expense ratio was 33.3%, an increase of 2.0 percentage points mainly due to the decrease in earned premiums.

2  U.S. ongoing business excludes the following businesses the company has sold, including sales of Contract Binding P&C in October 2021 and U.S. Specialty Property in December 2021, and the exits of our grocery and retail business and certain program business.

International Operations Highlights

($ in millions)	Three Months Ended September 30,		Q/Q	Nine Months Ended September 30,		Y/Y
	2023	2022	Change	2023	2022	Change

Gross written premiums	$65.3	$250.1	-73.9%	$330.6	$726.3	-54.5%
Net written premiums	28.6	150.7	-81.0%	127.2	415.3	-69.4%

Earned premiums	$28.5	$125.2	-77.2%	$111.4	$390.7	-71.5%
Loss and loss adjustment expenses	33.1	81.7	-59.5%	88.3	229.8	-61.6%
Acquisition expenses	(3.9)	21.2	-118.4%	(2.0)	71.9	-102.8%
General and administrative expenses	6.6	25.8	-74.4%	27.1	83.4	-67.5%
Underwriting income (loss)	$(7.3)	$(3.5)	-108.6%	$(2.0)	$5.6	-135.7%

Loss ratio	116.1%	65.3%	50.8 pts	79.3%	58.8%	20.5 pts
Acquisition expense ratio	-13.7%	16.9%	-30.6 pts	-1.8%	18.4%	-20.2 pts
General and administrative expense ratio	23.2%	20.6%	2.6 pts	24.3%	21.4%	2.9 pts
Expense Ratio	9.5%	37.5%	-28.0 pts	22.5%	39.8%	-17.3 pts
Combined ratio	125.6%	102.8%	22.8 pts	101.8%	98.6%	3.2 pts
CAY ex-CAT loss ratio	66.3%	53.5%	12.8 pts	58.7%	52.1%	6.6 pts

Third Quarter 2023 Results - International Operations

(All comparisons vs. third quarter 2022, unless noted otherwise)

Premiums

Gross written premiums of $65.3 million decreased $184.8 million, or 73.9% from $250.1 million, and earned premiums of $28.5 million decreased $96.7 million, or 77.2% from $125.2 million. The reduction of premiums was primarily due to businesses the company has sold.

Underwriting

The loss ratio of 116.1% increased 50.8 percentage points, compared to 65.3% in the prior year third quarter.

•	The CAY ex-CAT loss ratio was 66.3%, an increase of 12.8 percentage points. The third quarter 2023 reflects a different mix of business from 2022 due to businesses the company has sold and exited.

•
Catastrophe losses were $10.7 million, or 37.5 percentage points on the loss ratio, compared to $19.2 million or 15.3 percentage points on the loss ratio in the prior year third quarter. Catastrophe losses in the third quarter 2023 were mainly due to Hawaii wildfires, Hurricane Idalia, Tropical Storm Ophelia, and other U.S. storms.

•
Net adverse prior year reserve development was $3.5 million, which increased the loss ratio by 12.3 percentage points. In comparison, the prior year third quarter had $4.4 million of net favorable prior year reserve development, which lowered the loss ratio 3.5 percentage points. The net adverse development in the third quarter 2023 was primarily attributable to a reassessment of potential claims exposure in professional and casualty lines within the company's Bermuda operation.

Expenses

The expense ratio of 9.5% improved 28.0 percentage points due mainly to the reduction in the acquisition expense ratio and the change in business mix resulting from the sale of Lloyd's Syndicate 1200.

ABOUT ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
Argo Group International Holdings, Ltd. (NYSE: ARGO) is an underwriter of specialty insurance products in the property and casualty market. Argo offers a full line of products and services designed to meet the unique coverage and claims-handling needs of businesses in two primary segments. Argo and its insurance subsidiaries are rated ‛A-’ by Standard and Poor’s. Argo’s insurance subsidiaries are rated ‛A-’ by A.M. Best. More information on Argo and its subsidiaries is available at www.argogroup.com.

FORWARD-LOOKING STATEMENTS
This press release and related oral statements may include forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as "expect," "intend," "plan," "believe," “do not believe,” “aim,” "project," "anticipate," “seek,” "will," “likely,” “assume,” “estimate,” "may," “continue,” “guidance,” “growth,” “objective,” “remain optimistic,” “improve,” “progress,” "path toward," "looking forward," “outlook,” “trends,” “future,” “could,” “would,” “should,” “target,” “on track” and similar expressions of a future or forward-looking nature.

Such statements are subject to certain risks and uncertainties that could cause actual events or results to not occur or differ materially, including, but not limited to, recent changes in interest rates and inflation, the outcome of our exploration of strategic alternatives and our ability to realize the anticipated benefits of any actions taken in connection therewith, including that the company and Brookfield Reinsurance may be unable to complete their proposed transaction, the adequacy of our projected loss reserves, employee retention and changes in key personnel, the ability of our insurance subsidiaries to meet risk-based capital and solvency requirements, the outcome of legal and regulatory proceedings, investigations, inquiries, claims and litigation, and other risks and uncertainties discussed in our filings with the Securities and Exchange Commission (the "SEC"). For a more detailed discussion of such risks and uncertainties, see Part I, Item 1A, “Risk Factors” in Argo’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, Part II, Item 1A, “Risk Factors” in Argo’s Quarterly Report on Form 10-Q for the period ended June 30, 2023 and Argo’s other filings with the SEC. The inclusion of a forward-looking statement herein should not be regarded as a representation by Argo that its objectives will be achieved. Any forward-looking statements speak only as of the date of this press release. Argo undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You should not place undue reliance on any such statements.

NON-GAAP FINANCIAL MEASURES
In presenting the company's results, management has included and discussed in this press release certain non-generally accepted accounting principles ("non-GAAP") financial measures within the meaning of Regulation G as promulgated by the SEC. Management believes that these non-GAAP financial measures, which may be defined differently by other companies, better explain the company's results of operations in a manner that allows for a more complete understanding of the underlying trends in the company's business. However, these measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles ("U.S. GAAP").

“CAY ex-CAT combined ratio” and the “CAY ex-CAT loss ratio" are internal measures used by the management of the company to evaluate the performance of its underwriting activity and represents the net amount of underwriting income excluding catastrophe related charges and the impact of changes to prior year loss reserves. Although this measure does not replace the GAAP combined ratio, it provides management with a view of the quality of earnings generated by underwriting activity for the current accident year.

“Operating income (loss)" is an internal performance measure used in the management of the company's operations and represents operating results after-tax (at an assumed effective tax rate of 19%) and preferred share dividends excluding, as applicable, net realized investment and other gains or losses, net foreign exchange gain or loss, non- operating expenses, and other similar non-recurring items. The company excludes net realized investment and other gains or losses, net foreign exchange gain or loss, non-operating expenses, and other similar non-recurring items from the calculation of operating income because these amounts are influenced by and fluctuate in part, by market conditions that are outside of management’s control. In addition to presenting net income determined in accordance with U.S. GAAP, the company believes that showing operating income enables investors, analysts, rating agencies and other users of the company's financial information to more easily analyze our results of operations and underlying business performance.

"Annualized operating return on average common shareholders' equity" is calculated using operating income (loss) (as defined above and annualized in the manner described for net income (loss) attributable to common shareholders ("ROACE")) and average common shareholders' equity. In calculating ROACE, the net income (loss) attributable to common shareholders for the period is multiplied by the number of periods in a calendar year to arrive at annualized net income available to common shareholders. In addition to presenting ROACE determined in accordance with U.S. GAAP, the company believes that showing annualized operating return on average common shareholders' equity enables investors, analysts, rating agencies and other users of the company's financial information to more easily analyze our results of operations and underlying business performance.

"Operating income (loss) per common share (diluted)" is calculated using operating income (as defined above) and the weighted average common shares (diluted) for the current period. In addition to presenting net income (loss) per common share (diluted) in accordance with U.S. GAAP, the company believes that showing the operating income (loss) per common share (diluted) enables investors, analysts, rating agencies and other users of the company's financial information to more easily analyze our results of operations and underlying business performance.

“Underwriting income (loss)” is an internal performance measure used in the management of the company’s operations and represents net amount earned from underwriting activities (net premium earned less underwriting expenses and claims incurred). Underwriting income is a financial measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information. Although this measure of profit (loss) does not replace net income (loss) computed in accordance with U.S. GAAP as a measure of profitability, management uses this measure of profit (loss) to focus our reporting segments on generating underwriting income.

"Book value per common share excluding AOCI" is total common shareholders’ equity excluding AOCI, net of tax, included in shareholders’ equity, divided by the number of common shares outstanding. In the opinion of the company’s management, book value per common share excluding AOCI is useful in an analysis of a property casualty company’s book value per share as it removes the effect of changing prices on invested assets (i.e., net unrealized investment gains (losses), net of tax), which do not have an equivalent impact on unpaid claims and claim adjustment expense reserves.

"Tangible book value per common share" is book value per share excluding the after-tax value of goodwill and other intangible assets divided by the number of common shares outstanding. In the opinion of the company’s management, tangible book value per common share is useful in an analysis of a property casualty company’s book value on a nominal basis as it removes certain effects of purchase accounting (i.e., goodwill and other intangible assets).

"Tangible book value per common share excluding AOCI" is book value per share excluding the after-tax value of goodwill and other intangible assets and AOCI, net of tax. In the opinion of the company's management, tangible book value per common share excluding AOCI is useful in an analysis of a property casualty company's book value per share as it removes certain aspects of purchase accounting (i.e., goodwill and other intangible assets) and the effect of changing prices on invested assets (i.e., net unrealized investment gains (losses), net of tax).

The “percentage change in book value per common share” includes (by adding) the effects of cash dividends paid per common share to the calculated book value per common share for the current period. This adjusted amount is then compared to the prior period’s book value per common share to determine the period over period change. The company believes that including the dividends paid per common share allows users of its financial statements to more easily identify the impact of the changes in book value per common share from the perspective of investors.

Reconciliations of non-GAAP financial measures to their most directly comparable U.S. GAAP measures are included in the following tables and footnotes.

(financial tables follow)

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)

	September 30,	December 31,
	2023	2022
	(unaudited)
Assets
Total investments	$4,257.7	$3,651.9
Cash	64.2	50.2
Accrued investment income	20.1	18.6
Receivables	3,159.3	3,321.1
Goodwill and intangible assets	118.6	118.6
Deferred acquisition costs, net	108.5	107.0
Ceded unearned premiums	337.4	375.5
Other assets	373.7	325.3
Assets held-for-sale	—	2,066.2
Total assets	$8,439.5	$10,034.4

Liabilities and Shareholders' Equity
Reserves for losses and loss adjustment expenses	$5,328.7	$5,051.6
Unearned premiums	987.6	1,039.9
Ceded reinsurance payable, net	180.6	158.7
Senior unsecured fixed rate notes	140.6	140.5
Junior subordinated debentures	258.8	258.6
Other liabilities	371.9	237.7
Liabilities held-for-sale	—	1,914.5
Total liabilities	7,268.2	8,801.5

Preferred shares	144.0	144.0
Common shares	46.5	46.4
Additional paid-in capital	1,396.1	1,395.4
Treasury shares	(455.1)	(455.1)
Retained earnings	321.1	407.3
Accumulated other comprehensive income, net of taxes	(281.3)	(305.1)
Total shareholders' equity	1,171.3	1,232.9
Total liabilities and shareholders' equity	$8,439.5	$10,034.4

Book value per common share	$29.18	$31.06
Tangible book value per common share	$25.81	$27.67
Book value per common share excluding AOCI, net of tax	$37.17	$39.76
Tangible book value per common share excluding AOCI, net of tax	$33.80	$36.38

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(in millions, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Gross written premiums	$528.3	$750.9	$1,686.9	$2,203.6
Net written premiums	348.0	505.2	1,032.8	1,414.8

Net earned premiums	342.7	455.0	1,062.5	1,389.9
Net investment income	40.4	34.0	102.9	100.9
Net investment and other gains (losses):
Net realized investment and other gains (losses)	7.4	(42.3)	(21.0)	(119.2)
Change in fair value recognized	(10.1)	(1.1)	2.1	2.5
Change in allowance for credit losses on fixed maturity securities	(2.0)	(1.3)	(2.1)	(2.9)
Net realized investment and other gains (losses)	(4.7)	(44.7)	(21.0)	(119.6)
Total revenue	378.4	444.3	1,144.4	1,371.2

Losses and loss adjustment expenses	280.9	298.8	806.9	858.4
Acquisition expenses	52.4	77.2	165.3	237.6
General and administrative expenses	63.7	83.8	198.7	257.3
Non-operating expenses	5.1	11.0	23.5	33.9
Interest expense	8.7	6.8	25.4	18.7
Fee and other (income) expense, net	0.2	0.1	(0.3)	(1.8)
Foreign currency exchange (gains) losses	(3.3)	(9.1)	0.1	(16.5)
Impairment of goodwill	—	28.5	—	28.5
Total expenses	407.7	497.1	1,219.6	1,416.1

Income (loss) before income taxes	(29.3)	(52.8)	(75.2)	(44.9)
Income tax provision (benefit)	17.6	(4.0)	3.3	21.1
Net income (loss)	$(46.9)	$(48.8)	$(78.5)	$(66.0)
Dividends on preferred shares	2.6	2.6	7.9	7.9
Net loss attributable to common shareholders	$(49.5)	$(51.4)	$(86.4)	$(73.9)

Net income (loss) per common share (basic)	$(1.41)	$(1.47)	$(2.46)	$(2.11)
Net income (loss) per common share (diluted)	$(1.41)	$(1.47)	$(2.46)	$(2.11)

Weighted average common shares:
Basic	35.2	35.0	35.2	35.0
Diluted	35.2	35.0	35.2	35.0

Loss ratio	82.0%	65.7%	75.9%	61.8%
Acquisition expense ratio	15.3%	17.0%	15.6%	17.1%
General and administrative expense ratio	18.5%	18.4%	18.7%	18.5%
Expense ratio	33.8%	35.4%	34.3%	35.6%
GAAP combined ratio	115.8%	101.1%	110.2%	97.4%
CAY ex-CAT combined ratio	93.7%	93.4%	95.3%	92.6%

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
SEGMENT DATA
(in millions)
(unaudited)

	Three Months Ended			Nine months ended
	September 30,			September 30,
	2023		2022	2023		2022
U.S. Operations
Gross written premiums	$462.9		$500.4	$1,356.2		$1,476.7
Net written premiums	319.3		354.0	905.5		998.8
Earned premiums	314.1		329.3	950.9		998.5

Underwriting income	(37.4)		9.3	(83.7)		60.0
Net investment income	33.2		23.1	84.7		68.7
Interest expense	(7.2)		(4.7)	(20.9)		(12.8)
Fee (expense), net	(0.2)		0.1	0.1		—
Operating (loss) income before taxes	$(11.6)		$27.8	$(19.8)		$115.9

Loss ratio	78.6%		65.9%	75.3%		62.7%
Acquisition expense ratio	17.9%		16.9%	17.6%		16.5%
General and administrative expense ratio	15.4%		14.4%	15.9%		14.8%
Expense Ratio	33.3%		31.3%	33.5%		31.3%
GAAP combined ratio	111.9%		97.2%	108.8%		94.0%
CAY ex-CAT combined ratio	92.6%		91.0%	95.0%		90.3%

International Operations
Gross written premiums	$65.3		$250.1	$330.6		$726.3
Net written premiums	28.6		150.7	127.2		415.3
Earned premiums	28.5		125.2	111.4		390.7

Underwriting income (loss)	(7.3)		(3.5)	(2.0)		5.6
Net investment income	6.2		10.3	15.8		30.4
Interest expense	(1.3)		(2.1)	(3.9)		(5.7)
Fee income, net	—		(0.2)	0.2		1.8
Operating income before taxes	$(2.4)		$4.5	$10.1		$32.1

Loss ratio	116.1%		65.3%	79.3%		58.8%
Acquisition expense ratio	(13.7	) %	16.9%	(1.8	) %	18.4%
General and administrative expense ratio	23.2%		20.6%	24.3%		21.4%
Expense Ratio	9.5%		37.5%	22.5%		39.8%
GAAP combined ratio	125.6%		102.8%	101.8%		98.6%
CAY ex-CAT combined ratio	75.8%		91.0%	81.2%		91.9%

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF LOSS RATIOS
(unaudited)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2023		2022		2023		2022
U.S. Operations
Loss ratio	78.6%		65.9%		75.3%		62.7%
Prior accident year loss reserve development	(14.8	) %	(4.9	) %	(11.7	) %	(2.8	) %
Catastrophe losses	(4.5	) %	(1.3	) %	(2.1	) %	(0.9	) %
CAY ex-CAT loss ratio	59.3%		59.7%		61.5%		59.0%

International Operations
Loss ratio	116.1%		65.3%		79.3%		58.8%
Prior accident year loss reserve development	(12.3	) %	3.5%		(10.5	) %	(0.2	) %
Catastrophe losses	(37.5	) %	(15.3	) %	(10.1	) %	(6.5	) %
CAY ex-CAT loss ratio	66.3%		53.5%		58.7%		52.1%

Consolidated
Loss ratio	82.0%		65.7%		75.9%		61.8%
Prior accident year loss reserve development	(14.9	) %	(2.6	) %	(11.9	) %	(2.3	) %
Catastrophe losses	(7.2	) %	(5.1	) %	(3.0	) %	(2.5	) %
CAY ex-CAT loss ratio	59.9%		58.0%		61.0%		57.0%

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
NET PRIOR-YEAR RESERVE DEVELOPMENT & CATASTROPHE LOSSES BY SEGMENT
(in millions)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Net Prior-Year Reserve Development
(Favorable)/Unfavorable
U.S. Operations	$46.6	$16.2	$111.7	$27.9
International Operations	3.5	(4.4)	11.7	0.8
Run-off Lines	0.9	0.1	2.6	2.9
Total net prior-year reserve development	$51.0	$11.9	$126.0	$31.6

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Catastrophe Losses
Catastrophe losses
U.S. Operations	$14.0	$4.2	$20.2	$9.2
International Operations	10.7	19.2	11.2	25.4
Total catastrophe losses	24.7	23.4	31.4	34.6

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF UNDERWRITING INCOME (LOSS) TO NET INCOME (LOSS)
CONSOLIDATED
(in millions)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Net income (loss)	$(46.9)	$(48.8)	$(78.5)	$(66.0)
Add (deduct):
Income tax provision (benefit)	17.6	(4.0)	3.3	21.1
Net investment income	(40.4)	(34.0)	(102.9)	(100.9)
Net realized investment and other (gains) losses	4.7	44.7	21.0	119.6
Interest expense	8.7	6.8	25.4	18.7
Fee and other (income) expense, net	0.2	0.1	(0.3)	(1.8)
Foreign currency exchange (gains) losses	(3.3)	(9.1)	0.1	(16.5)
Non-operating expenses	5.1	11.0	23.5	33.9
Impairment of goodwill	—	28.5	—	28.5
Underwriting income (loss)	$(54.3)	$(4.8)	$(108.4)	$36.6

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF OPERATING INCOME (LOSS) TO NET INCOME (LOSS)
CONSOLIDATED
(in millions, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Net income (loss), as reported	$(46.9)	$(48.8)	$(78.5)	$(66.0)
Income tax provision (benefit)	17.6	(4.0)	3.3	21.1
Net income (loss), before taxes	(29.3)	(52.8)	(75.2)	(44.9)
Add (deduct):
Net realized investment and other (gains) losses	4.7	44.7	21.0	119.6
Foreign currency exchange (gains) losses	(3.3)	(9.1)	0.1	(16.5)
Non-operating expenses	5.1	11.0	23.5	33.9
Impairment of goodwill	—	28.5	—	28.5
Operating income (loss) before taxes and preferred share dividends	(22.8)	22.3	(30.6)	120.6
Income tax provision (benefit), at assumed rate (1)	(4.3)	4.2	(5.8)	22.9
Preferred share dividends	2.6	2.6	7.9	7.9
Operating (loss) income	$(21.1)	$15.5	$(32.7)	$89.8

Operating (loss) income per common share (diluted)	$(0.60)	$0.44	$(0.93)	$2.57

Weighted average common shares, diluted	35.2	35.0	35.2	35.0

(1) For the purpose of calculating Operating Income, an assumed tax rate of 19% is used which represents our expected weighted average statutory tax rate.

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF PRE-TAX OPERATING INCOME (LOSS) BY SEGMENT TO NET INCOME (LOSS)
(in millions)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Operating income (loss) before income taxes:
U.S. Operations	$(11.6)	$27.8	$(19.8)	$115.9
International Operations	(2.4)	4.5	10.1	32.1
Run-off Lines	(0.1)	0.7	(1.1)	(1.9)
Corporate and Other	(8.7)	(10.7)	(19.8)	(25.5)
Total operating income (loss) before income taxes	(22.8)	22.3	(30.6)	120.6
Net realized investment and other gains (losses)	(4.7)	(44.7)	(21.0)	(119.6)
Foreign currency exchange (losses) gains	3.3	9.1	(0.1)	16.5
Non-operating expenses	(5.1)	(11.0)	(23.5)	(33.9)
Impairment of goodwill	—	(28.5)	—	(28.5)
Income (loss) before income taxes	(29.3)	(52.8)	(75.2)	(44.9)
Income tax provision (benefit)	17.6	(4.0)	3.3	21.1
Net income (loss)	$(46.9)	$(48.8)	$(78.5)	$(66.0)

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
PREMIUMS BY SEGMENT AND LINE OF BUSINESS
(in millions)

U.S. Operations	Three months ended September 30, 2023			Three months ended September 30, 2022
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned
Property	$58.8	$38.5	$36.9	$57.6	$43.4	$33.5
Liability	285.4	199.3	171.5	288.1	196.1	178.0
Professional	77.2	57.7	62.8	97.7	72.1	74.8
Specialty	41.5	23.8	42.9	57.0	42.4	43.0
Total	$462.9	$319.3	$314.1	$500.4	$354.0	$329.3

	Nine months ended September 30, 2023			Nine months ended September 30, 2022
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned
Property	$180.5	$106.9	$110.5	$159.5	$110.0	$113.1
Liability	778.2	517.0	514.9	833.2	537.6	520.1
Professional	230.9	170.3	196.4	308.7	218.2	239.3
Specialty	166.6	111.3	129.1	175.3	133.0	126.0
Total	$1,356.2	$905.5	$950.9	$1,476.7	$998.8	$998.5

International Operations	Three months ended September 30, 2023			Three months ended September 30, 2022
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned
Property	$21.4	$13.9	$13.5	$56.1	$13.4	$11.8
Liability	28.9	6.8	5.5	63.6	36.0	30.4
Professional	12.0	4.9	5.2	54.7	44.7	35.5
Specialty	3.0	3.0	4.3	75.7	56.6	47.5
Total	$65.3	$28.6	$28.5	$250.1	$150.7	$125.2

	Nine months ended September 30, 2023			Nine months ended September 30, 2022
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned
Property	$114.8	$42.0	$28.0	$169.1	$45.0	$60.0
Liability	86.7	24.8	27.4	170.9	102.0	95.1
Professional	59.1	20.9	29.0	157.2	103.9	97.7
Specialty	70.0	39.5	27.0	229.1	164.4	137.9
Total	$330.6	$127.2	$111.4	$726.3	$415.3	$390.7

Consolidated	Three months ended September 30, 2023			Three months ended September 30, 2022
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned
Property	$80.3	$52.5	$50.6	$113.7	$56.8	$45.3
Liability	314.3	206.1	176.9	352.1	232.6	208.9
Professional	89.2	62.6	68.0	152.4	116.8	110.3
Specialty	44.5	26.8	47.2	132.7	99.0	90.5
Total	$528.3	$348.0	$342.7	$750.9	$505.2	$455.0

	Nine months ended September 30, 2023			Nine months ended September 30, 2022
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned
Property	$295.4	$149.0	$138.7	$328.6	$155.0	$173.1
Liability	864.9	541.8	542.3	1,004.7	640.3	615.9
Professional	290.0	191.2	225.4	465.9	322.1	337.0
Specialty	236.6	150.8	156.1	404.4	297.4	263.9
Total	$1,686.9	$1,032.8	$1,062.5	$2,203.6	$1,414.8	$1,389.9

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
COMPONENTS OF NET INVESTMENT INCOME & NET REALIZED INVESTMENT AND OTHER GAINS (LOSSES)
CONSOLIDATED
(in millions)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Net Investment Income
Net investment income, excluding alternative investments	$34.1	$30.8	$94.0	$80.0
Alternative investments	6.3	3.2	8.9	20.9
Total net investment income	$40.4	$34.0	$102.9	$100.9

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Net Realized Investment and Other Gains (Losses)
Net realized investment (losses) gains	$7.4	$(40.9)	$(21.0)	$(64.1)
Change in fair value recognized	(10.1)	(1.1)	2.1	2.5
Change in allowance for credit losses on fixed maturity securities	(2.0)	(1.3)	(2.1)	(2.9)
Loss on the sale of business divestitures including the realization of foreign exchange translation losses	—	(1.4)	—	(55.1)
Total net realized investments and other gains (losses)	$(4.7)	$(44.7)	$(21.0)	$(119.6)

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
COMPONENTS OF INVESTMENT PORTFOLIO
CONSOLIDATED
(in millions)
(unaudited)

	September 30,	December 31,
	2023	2022
U.S. Governments and government agencies	$364.5	$380.7
States and political subdivisions	94.8	99.8
Foreign governments	27.9	28.4
Corporate – Financial	604.0	636.4
Corporate – Industrial	497.8	520.1
Corporate – Utilities	75.9	77.6
Asset-backed securities	130.3	139.2
Collateralized loan obligations	231.1	237.9
Mortgage-backed securities – Agency	230.2	259.1
Mortgage-backed securities – Commercial	271.4	285.4
Mortgage-backed securities – Residential	9.5	10.9
Total fixed maturities	2,537.4	2,675.5
Commercial Mortgage Loans	159.7	159.7
Common stocks	11.6	43.9
Preferred stocks	—	—
Total equity securities available for sale	11.6	43.9
Private equity	264.8	264.6
Hedge fund	56.3	54.0
Overseas deposits	—	—
Other	5.2	4.6
Total other investments	326.3	323.2
Short term investments and cash equivalents	1,222.7	449.6
Cash	64.2	50.2
Total cash and invested assets	$4,321.9	$3,702.1

	September 30,	December 31,
	2023	2022
U.S. Governments and government agencies	$364.5	$639.8
AAA	573.7	364.6
AA	213.0	241.8
A	517.7	592.5
BBB	704.9	565.6
BB	70.1	64.1
B	60.3	60.6
Lower than B	31.2	14.9
Not rated	2.0	131.6
Total fixed maturities	$2,537.4	$2,675.5

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF COMMON SHAREHOLDERS' EQUITY TO TANGIBLE SHAREHOLDERS' EQUITY
CONSOLIDATED
(in millions)
(unaudited)

	September 30,	December 31,
	2023	2022
Common shareholders' equity	$1,027.3	$1,088.9
Less: Accumulated other comprehensive income (AOCI), net of taxes	(281.3)	(305.1)
Common shareholders' equity excluding AOCI, net of tax	$1,308.6	$1,394.0

Common shareholders' equity	$1,027.3	$1,088.9
Less: Goodwill and intangible assets	118.6	118.6
Tangible common shareholders' equity	908.7	970.3
Less: AOCI, net of tax	(281.3)	(305.1)
Tangible common shareholders' equity excluding AOCI, net of tax	$1,190.0	$1,275.4

Common shares outstanding - end of period	35.202	35.061

Book value per common share	$29.18	$31.06
Tangible book value per common share	$25.81	$27.67
Book value per common share excluding AOCI, net of tax	$37.17	$39.76
Tangible book value per common share excluding AOCI, net of tax	$33.80	$36.38

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
SHAREHOLDER RETURN ANALYSIS
(in millions, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023		2022
Net loss attributable to common shareholders	$(49.5)	$(51.4)	$(86.4)		$(73.9)
Operating income (loss) (1)	(21.1)	15.5	(32.7)		89.8

Common Shareholders' Equity - Beginning of period	$1,090.8	$1,316.7	$1,088.9		$1,591.2
Common Shareholders' Equity - End of period	1,027.3	1,180.9	1,027.3		1,180.9
Average Common Shareholders' Equity	$1,059.1	$1,248.8	$1,058.1		$1,386.1

Common shares outstanding - End of period	35.202	35.021	35.202		35.021

Book value per common share	$29.18	$33.72	$29.18		$33.72

Book value per common share, prior period	$31.00		$31.06
Change in book value per common share during 2023	(5.9)%		(6.1)%

Annualized return on average common shareholders' equity	(18.7)%	(16.5)%	(10.9)%		(7.1)%
Annualized operating return on average common shareholders' equity	(8.0)%	5.0%	(4.1	) %	8.6%

(1) For the purpose of calculating Operating Income, an assumed tax rate of 19% is used which represents our expected weighted average statutory tax rate.

Contact:
Andrew Hersom	David Snowden
Head of Investor Relations	Senior Vice President, Communications
860.970.5845	210.321.2104
andrew.hersom@argogroupus.com	david.snowden@argogroupus.com